EXHIBIT 10.7

AMENDMENT

to the

FERRELL COMPANIES, INC.

1998 INCENTIVE COMPENSATION PLAN

WHEREAS, Section 9.7 of the Ferrell Companies, Inc. 1998 Incentive Compensation Plan (the “Plan”) provides that the Board of Directors of Ferrell Companies, Inc. (the “Board”) may amend the Plan at any time;

WHEREAS, the Board has approved an increase in the number of shares of common stock of Ferrell Companies, Inc. that are available for issuance under the Plan; and

WHEREAS, the Board has determined that it is desirable for the trustee of the Ferrell Companies, Inc. Employee Stock Ownership Plan (the “ESOP”) to approve the increase to the number of shares;

NOW, THEREFORE, the following amendment to the Plan is hereby approved:

1.            The following is hereby substituted for Section 4.1 of the Plan:

“4.1        Number of Shares Reserved. Subject to adjustment in accordance with Sections 4.2 and 4.3, the aggregate number of shares of FCI common stock (‘Common Stock’) available for incentives under the Plan shall be 9,250,000. All shares of Common Stock issued under the Plan may be authorized and unissued shares or treasury shares.”

2.            The following is hereby substituted for Section 4.3 of the Plan:

“4.3        Adjustments to Shares Reserved. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange, or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock (each being an ‘Adjustment’), the type and number of shares of stock which are or may be subject to incentives under the Plan and the terms of any outstanding incentives (including the price at which shares of stock may be issued pursuant to an outstanding incentive) shall be equitably adjusted by the Committee, in its sole discretion, to preserve both the value of incentives awarded or to be awarded to Participants under the Plan and number of shares of stock which are or may be subject to incentives under the Plan prior to the date of Adjustment (taking into account both incentives granted but not yet distributed from the Plan and incentives not yet granted under the Plan).”

IN WITNESS WHEREOF, the undersigned, as trustee of the ESOP, hereby consents to the foregoing amendment.

TRUSTEE

By:	/s/ Vaughn Gordy

Its:	President